UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/20/2006

W&T Offshore, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32414

Texas	72-1121985
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8 Greenway Plaza, Suite 1330
Houston, TX 77046
(Address of principal executive offices, including zip code)

713.626.8525
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

(a) The disclosure set forth below in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Effective January 20, 2006, W&T Offshore, Inc., (the "Company") expanded the board of directors to appoint S. James Nelson, Jr. as a new independent director in accordance with the Company's bylaws. Mr. Nelson will serve as a director until the next annual meeting of shareholders or until his successor is elected or qualified, or if earlier, until his death, resignation, or removal. Mr. Nelson will serve as Chairman of the Audit Committee.

The board of directors has approved an annual retainer of $15,000 as compensation to the Chairman of the Audit Committee. Mr. Nelson will also receive the following, which the board of directors has approved effective January 20, 2006 for all board members who are not officers of the Company: (i) an annual retainer of $30,000, payable in equal quarterly installments, (ii) at each annual meeting of shareholders, a restricted stock grant pursuant to the Company's 2004 Director Compensation Plan (the "Plan") covering shares of common stock of the Company having a fair market value (calculated as of the closing of trading on the New York Stock Exchange on the date of the annual board meeting) equal to $40,000, and (iii) compensation of $1,250 for each meeting of the board or any board committee attended. The terms of the restricted stock grant will be as set forth in the Plan, with restrictions lapsing with respect to 1/3 of the shares subject to the restricted stock grant on each of the first, second and third anniversary dates of the date of grant.

In connection with Mr. Nelson's appointment, Virginia Boulet will resign as a member of the Audit Committee but will continue to serve as a director of the Company and Chairman of the Nominating and Corporate Governance Committee.

Item 9.01.    Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.                Description

Exhibit 10.1             2004 Directors Compensation Plan of W&T Offshore, Inc. - Incorporated by reference to Exhibit 10.11 of the Company's Registration Statement on Form S-1 File No. 333-115103.
Exhibit 99.1             W&T Offshore, Inc. Press Release, dated January 23, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T Offshore, Inc.

Date: January 23, 2006	By:	/s/ Stephen A. Landry
Stephen A. Landry
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	W&T Offshore, Inc. Press Release, dated January 23, 2006